                                                                Exhibit 23 (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation be reference in this Registration Statement of Bearings, Inc. on Form S-8 of our reports dated August 4, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bearings, Inc. for the year ended June 30, 1995.

DELOITTE & TOUCHE LLP
Cleveland, Ohio
December 29, 1995